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                                                                      EXHIBIT 23

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation in Amendment No. 3 to Registration Statement No. 33-62779 on Form S-3 of our report dated February 25, 1997, appearing in this Annual Report on Form 10-K of Alexander's, Inc. for the year ended December 31, 1996 and our report dated February 11, 1997 appearing in this Annual Report on Form 10-K of Kings Plaza Shopping Center and Marina for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 27, 1997

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